Exhibit 10.2

CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAWS, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE WILL BE ISSUED AS “RESTRICTED SECURITIES” (AS DEFINED IN RULE 144 UNDER THE ACT) AND WILL BE SUBJECT TO CUSTOMARY RESTRICTIVE LEGENDS AND STOP-TRANSFER INSTRUCTIONS.

THE CRYPTO COMPANY

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $[__________]	Issuance Date: October __, 2025

FOR VALUE RECEIVED, The Crypto Company, a Nevada corporation (the “Company”), hereby promises to pay to the order of [Holder Name][, a __________] (together with its successors and Permitted Assignees, the “Holder”), the principal amount set forth above (as reduced pursuant to the terms hereof by conversion, prepayment or otherwise, the “Principal”), together with interest thereon as provided herein. This Convertible Promissory Note (including all notes issued in exchange, transfer or replacement hereof, this “Note”) is one of a series of notes having an aggregate original Principal amount of $8,500,000 (the “Note Series”) issued pursuant to that certain Stock Purchase Agreement, dated as of October __, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company and the Sellers of shares of Starchive.io, Inc. party thereto.

1. Definitions

As used in this Note:

“Attribution Parties” means any persons whose ownership is attributed to the Holder under Section 13(d) of the Exchange Act of 1934, as amended.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Las Vegas, Nevada, Los Angeles, California, or New York, New York, are authorized or required by law to remain closed.

“Control” has the meaning applied to such term by Rule 405 under the Act.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Conversion Amount” means the portion of the outstanding Principal and accrued and unpaid Interest that the Holder elects to convert.

“Conversion Date” means the Trading Day on which a duly completed Conversion Notice is delivered to the Company in accordance with this Note.

“Market Price” means the VWAP of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

“Conversion Price” means the Market Price per share on the Trading Day immediately preceding the applicable Conversion Date (subject to adjustment as provided herein).

“Event of Default” has the meaning set forth in Section 9.

“Interest Rate” means five percent (5.00%) per annum, computed on the basis of a 365-day year and the actual number of days elapsed, without compounding.

“Maturity Date” means the date that is three (3) years after the Issuance Date, unless earlier prepaid or accelerated.

“Permitted Assignee” shall mean the trustee of any trust created for the sole benefit of such Holder or any of Holder’s spouse, child (natural or adopted), or any other direct lineal descendant of Holder.

“Senior Debt” means, collectively, all present and future indebtedness for borrowed money of the Company (including principal, premium, interest, fees, costs and expenses), whether secured or unsecured, to any bank, commercial finance lender or other financial institution or lender (including under any credit facility, term loan, revolver or equipment financing), together with all renewals, extensions, refundings, refinancings, restructurings and replacements thereof, and all interest accruing after the commencement of any insolvency proceeding, whether or not allowed as a claim in such proceeding.

“Trading Market” means any of NYSE, NYSE American, Nasdaq Global Select, Nasdaq Global or Nasdaq Capital Market (or any successors thereto).

“VWAP” means, for any date, the volume weighted average price of the Common Stock on the applicable Trading Market or the OTC market, as the case may be, during regular trading hours for such date (as reported by MarketWatch).

2. Ranking

This Note is an unsecured obligation of the Company. This Note and all payments hereunder are subordinated in right of payment to the prior payment in full of all Senior Debt. Subject to the foregoing subordination, this Note ranks pari passu in right of payment with all present and future unsubordinated unsecured indebtedness of the Company, including trade payables.

Until all Senior Debt has been indefeasibly paid in full in cash, no payment or distribution of any kind or character, whether in cash, property or securities (other than shares of Common Stock upon conversion in accordance with Section 4), shall be made by or on behalf of the Company on account of this Note if (i) a default has occurred and is continuing in the payment of principal, interest or other amounts with respect to any Senior Debt, or (ii) any other event of default under any agreement evidencing Senior Debt has occurred and is continuing and the holders (or their representative) of such Senior Debt have delivered written notice to the Company and the Holder of a payment blockage.

If the Holder receives any payment on this Note in violation of the preceding paragraph, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders (or representative) of the Senior Debt for application to the payment of the Senior Debt in accordance with its terms.

No liens or security interests secure the obligations under this Note.

3. Interest; Payment of Interest

Interest shall accrue on the outstanding Principal at the Interest Rate from the Issuance Date until the Maturity Date, conversion, prepayment or acceleration. Interest shall be simple (non-compounding) interest. Interest shall be payable together with the Principal on the Maturity Date or, if earlier prepaid in full, on the prepayment date.

4. Conversion of the Note (Restricted Stock Only)

(a) Optional Conversion Beginning on Maturity Date

Beginning on the Maturity Date and at any time thereafter until this Note is paid in full, the Holder may convert all or any portion of the Conversion Amount into shares of Common Stock at the then-applicable Conversion Price by delivering a duly executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”). The Company shall, no later than five (5) Trading Days after receipt of a Conversion Notice, issue and deliver the shares to the Holder by DWAC or book-entry at the Holder’s election (the “Conversion Share Delivery Date”). For the avoidance of doubt, the Holder shall have no right to convert any portion of this Note prior to the Maturity Date.

(b) Conversion Price; Adjustments

The Conversion Price shall equal the Market Price per share on the Trading Day immediately preceding the Conversion Date and shall be subject to customary adjustments for stock splits, stock dividends, combinations, reclassifications and similar events. The shares of Common Stock issuable upon conversion will be issued as “restricted securities” (as defined in Rule 144 under the Act), will bear customary restrictive legends, and be subject to stop-transfer instructions, and the Holder acknowledges that the Company has no obligation to register such shares under the Act.

(c) Beneficial Ownership Limitation (9.99% Cap)

Notwithstanding anything to the contrary, the Company shall not effect, and the Holder shall not be entitled to, any conversion of this Note, and the Company shall not issue any shares of Common Stock pursuant hereto, to the extent that after giving effect to such conversion the Holder (together with its Affiliates and Attribution Parties) would beneficially own more than 9.99% of the outstanding shares of the Company’s Common Stock immediately after giving effect to such issuance, as determined in accordance with Section 13(d) of the Exchange Act of 1934 (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation is absolute and may not be waived or increased. If the conversion of this Note would otherwise cause the Holder to exceed the Beneficial Ownership Limitation, the Holder may receive, in lieu of such excess shares, cash equal to the fair market value of the excess shares.

5. Company Prepayment

The Company may, at its option, at any time, prepay all or any portion of the outstanding Principal, together with accrued and unpaid Interest thereon through such time, without premium or penalty, upon at least three (3) Business Days’ prior written notice to the Holder at the Holder’s last address provided to the Company by Holder (the “Prepayment Notice”). The Prepayment Notice shall specify the amount to be prepaid and the proposed prepayment date. Notwithstanding the foregoing, if the Holder delivers a Conversion Notice to the Company on or after the Maturity Date that is delivered to the Company prior to the sending of a Prepayment Notice to the Holder, the portion covered by such Conversion Notice shall convert in accordance with Section 4 and shall not be prepaid.

6. Change of Control Transactions

Upon the closing of any transaction pursuant to which there is a change of Control of the Company, this Note shall be convertible into the kind and amount of securities, cash, or other property, that the Holder would have received if this Note had been converted into Company Common Stock immediately prior to such transaction, subject to equitable adjustment and the Beneficial Ownership Limitation. Equitable adjustment shall include, without limitation, any stock splits, stock dividends, reorganizations, recapitalizations, or other corporate transactional events that affect the outstanding Common Stock, so that the Holder receives the same economic value as if this Note had been converted immediately prior to such event.

7. Affirmative and Negative Covenants

So long as any portion of this Note remains outstanding, the Company shall:

(i) deliver all notices and information required under this Note and the Purchase Agreement, and promptly make public disclosure of any material, non-public information provided to Holder; and

(ii) not, and shall cause its Subsidiaries to not, incur liens on any of its property or assets to secure this Note.

8. No Registration Rights; Acknowledgment

The Holder acknowledges and agrees that the Company has made no agreement, and has no obligation, to effect or maintain the registration of this Note, the Conversion Shares, or any other securities, under the Act or any state securities law, whether pursuant to demand, piggyback, or otherwise. The Holder (i) has had the opportunity to review the Company’s public filings and to ask questions of Company management, and (ii) is able to bear the economic risk of an investment in restricted securities, including this Note.

9. Events of Default

Each of the following shall constitute an Event of Default:

(a) failure to pay any Principal, Interest or other amount when due, if not cured within five (5) business days following written notice;

(b) failure to deliver shares by the applicable Conversion Share Delivery Date, if not cured within ten (10) business days following written notice; and

(c) any bankruptcy, insolvency or similar proceeding by or against the Company that is not set aside or vacated within ninety (90) days.

Upon the occurrence and during the continuance of any Event of Default, the Holder may declare the entire unpaid Principal, together with all accrued and unpaid Interest, and all other amounts payable hereunder, to be immediately due and payable, and may exercise any and all rights and remedies available at law or in equity, subject in all respects to the subordination provisions set forth in Section 2.

10. Remedies; Specific Performance

The parties acknowledge that monetary damages may be inadequate to compensate the Holder for losses arising from a breach of this Note and that, in addition to any other remedy available, the Holder shall be entitled to seek equitable relief, including specific performance and injunctive relief, without posting a bond, subject to Section 2.

11. Governing Law; Venue

This Note shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Any dispute, claim, or controversy, arising out of or relating to this Note, the Purchase Agreement, or the transactions contemplated hereby or thereby, shall be resolved exclusively in the state and federal courts located in Clark County, Nevada. The parties hereby consent to the exclusive jurisdiction and venue of such courts and will not make any claim of forum nonconveniens.

12. Successors and Assigns

This Note shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

13. Entire Agreement; Waivers; Amendments

This Note embodies the entire understanding of the parties with respect to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, or understandings, written or oral. The provisions of this Note may only be amended, waived, or modified, pursuant to a document signed by the holders of Note Series notes representing 50% or more of the then-outstanding Principal amount of all Note Series notes.

14. Severability; Headings

If any provision of this Note is held to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect. Headings are for convenience only and shall not be the basis for, or affect, the interpretation hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the Issuance Date first above written.

THE CRYPTO COMPANY

By:
Name:	Ron Levy
Title:	CEO

EXHIBIT A

FORM OF NOTICE OF CONVERSION

Date: [__________]

To: The Crypto Company

Reference is made to that certain Convertible Promissory Note (the “Note”) issued by The Crypto Company on October __, 2025, to [Holder].

The undersigned Holder hereby elects to convert the following portion of the Note in accordance with Section 4 thereof:

Conversion Amount to be converted: $[__________]

Conversion Price (Market Price on Conversion Date): $[__________] per share

Number of shares issuable: [__________]

Delivery: ☐ DWAC ☐ Book-entry ☐ Physical certificate (if available)

DTC Participant/Account (if DWAC): [__________]

Please issue the shares in the following name and to the following address (with a customary restricted stock legend and stop-transfer):

Name: [__________]

Address: [__________]

Email: [__________]

Phone: [__________]

[HOLDER NAME]

By: ______________________________

Name: ____________________________

Title: _____________________________